Exhibit 10.31

EXECUTION VERSION

GUARANTY

This GUARANTY (this “Guaranty”), dated and effective as of July 16, 2013, is made by Vivint Solar, Inc., a Delaware corporation (the “Guarantor”), in favor of Blackstone Holdings Finance Co. L.L.C., a Delaware limited liability company (the “Investor Member”) and Vivint Solar Mia Project Company, LLC, a Delaware limited liability company (the “Company”, and together with the Investor Member, the “Beneficiaries” and each individually, a “Beneficiary”).

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the LLCA (as defined below), as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

Recitals

WHEREAS, the Investor Member and Vivint Solar Mia Manager, LLC, a Delaware limited liability company (the “Managing Member”) are the only members of the Company pursuant to the Limited Liability Company Agreement, dated as of the date hereof (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “LLCA”);

WHEREAS, the Managing Member is a wholly owned subsidiary of the Guarantor;

WHEREAS, the Guarantor is in the business of providing rooftop solar electric generation systems for use on residential properties (the “PV Systems”);

WHEREAS, Vivint Solar Developer, LLC, a Delaware limited liability company (the “Developer”), and Guarantor have undertaken to sell, install, test and complete PV Systems for the Company for installation and use on residential properties on the terms and subject to the conditions in the Development, EPC and Purchase Agreement, dated as of the date hereof (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “EPCA”), by and among the Developer, Guarantor and the Company;

WHEREAS, the Developer is a wholly owned subsidiary of the Guarantor;

WHEREAS, Vivint Solar Provider, LLC, a Delaware limited liability company (the “MSA Provider”) has undertaken to provide certain operation, maintenance and administrative services to the Company pursuant to the Maintenance Services Agreement, dated as of the date hereof (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “MSA”), by and between the MSA Provider and the Company;

WHEREAS, the MSA Provider is a wholly owned subsidiary of the Guarantor; and

WHEREAS, the Guarantor will benefit from the installation and operation of the PV Systems and, therefore, is willing to guarantee certain of the Managing Member’s obligations under the LLCA, the Developer’s obligations under the EPCA and the MSA Provider’s obligations under the MSA on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of each Beneficiary as follows:

1. Covenants, Representations and Warranties.

Guarantor represents and warrants to each Beneficiary as follows:

(a) the execution, delivery and performance by the Guarantor of this Guaranty does not and will not contravene or conflict with any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality or court or tribunal having jurisdiction over it, or any contractual restriction binding on or affecting it;

(b) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty;

(c) the execution, delivery and performance by the Guarantor of this Guaranty (i) does not and will not conflict with or result in a breach of the terms or provisions of any indenture, agreement or instrument to which it is a party, by which it is bound or to which it is subject, or constitute a default thereunder, (ii) do not and will not contravene the Guarantor’s charter, by-laws or other organizational documents and (iii) do not and will not violate any laws, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions and writs of any Governmental Authority having jurisdiction over the Guarantor or its assets;

(d) the Guarantor is a corporation, validly incorporated and existing and in good standing under the laws of the jurisdiction of its incorporation and all other jurisdictions where its failure to be so qualified would have a material adverse effect on its financial condition or results of operations, and has the full corporate power and authority to enter into and perform its obligations under this Guaranty;

(e) the Guarantor has duly authorized by all necessary corporate action, executed and delivered this Guaranty; and

(f) this Guaranty is fully enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors’ rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law).

2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees (a) the obligations of the Managing Member to make Capital Contributions to the Company pursuant to Section 4.1 of the LLCA, (b) the timely payment and performance when due of all payment and performance obligations of the Developer under the EPCA, (c) the obligations of the MSA Provider to provide services pursuant to Section 2.1 of the MSA, and (d) the indemnity obligations of the Managing Member pursuant to Section 9.8 of the LLCA (collectively, the “Guaranteed Obligations”).

3. Attorneys’ Fees and Expenses. The Guarantor shall reimburse the Investor Member for all reasonable attorneys’ fees and expenses which the Investor Member, or any Affiliate on behalf of the Investor Member, pays or incurs in connection with enforcing this Guaranty, including, without limitation, all costs, attorneys’ fees and expenses incurred by, or on behalf of, the Investor Member in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Guarantor which affect the exercise by the Investor Member of its rights and remedies hereunder.

4. No Subrogations. The Guarantor agrees that if the Guaranteed Obligations are not fully and timely paid or performed according to the terms and conditions of the LLCA, the EPCA or the MSA, as applicable, whether by acceleration or otherwise, the Guarantor shall immediately upon receipt of written demand therefor from a Beneficiary pay all amounts due or perform all Guaranteed Obligations in each case in accordance with the LLCA, the EPCA or the MSA, as applicable, as if the Guaranteed Obligations constituted the direct and primary obligations of the Guarantor, whether or not any Beneficiary first initiated any action against the Managing Member, Developer or MSA Provider, as applicable. The Guarantor shall not have any right of subrogation as a result of any payment or performance hereunder or any other payment made or performance by the Guarantor on account of the Guaranteed Obligations due hereunder, and the Guarantor hereby waives, releases and relinquishes any claim based on any right of subrogation, any claim for unjust enrichment or any other theory that would entitle the Guarantor to a claim against any Beneficiary or any Affiliate thereof based on any payment made or performance hereunder or otherwise on account of the Guaranteed Obligations due hereunder.

5. Continuing and Irrevocable Obligations. This Guaranty and the Guaranteed Obligations of the Guarantor hereunder shall be continuing and irrevocable until all of the Guaranteed Obligations have been satisfied in full. Notwithstanding the foregoing or anything else set forth herein, and in addition thereto, if at any time all or any part of any payment received by any Beneficiary from the Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, determination that said payment was a voidable preference or fraudulent transfer under insolvency, bankruptcy or reorganization laws), then the Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt of payment by a Beneficiary, and the Guarantor’s obligations hereunder shall continue to be effective or be reinstated as to such payment, all as though such previous payment to such Beneficiary had never been made. The provisions of the foregoing sentence shall survive termination of this Guaranty, and shall remain a valid and binding obligation of the Guarantor until satisfied.

6. No Discharge. Guarantor agrees that the exercise by any Beneficiary of any of its rights or remedies under the LLCA, the EPCA or the MSA, as applicable, in connection with the failure of the Managing Member, the Developer or the MSA Provider, as applicable, to fulfill the Guaranteed Obligations shall not serve to reduce or discharge the liability of the Guarantor hereunder, except to the extent of any recovery actually realized by any Beneficiary in cash; provided, however that no Beneficiary shall have any obligation to exercise any of its rights or remedies under the LLCA, the EPCA or the MSA, as applicable. The Guarantor waives and releases any claim it may now or hereafter have against any Beneficiary based on any theory or cause of action that conflicts with the agreements of the parties set forth in this Section 6.

7. Waiver, Estoppel and Amendments. The Guarantor knowingly waives and agrees that it will be estopped from asserting any argument to the contrary as follows: (a) any and all notice of acceptance of this Guaranty or of the creation, renewal or accrual of any of the Guaranteed Obligations or liabilities hereunder indemnified against, either now or in the future; (b) protest, presentment, demand for payment, notice of default or nonpayment, notice of protest or default; (c) any and all notices or formalities to which it may otherwise be entitled, including, without limitation, notice of the granting of any indulgences or extensions of time of payment of any of the liabilities and obligations hereunder and hereby indemnified against; (d) any promptness in making any claim or demand hereunder; (e) the defense of the statute of limitations in any action hereunder or in any action for the collection of amounts payable hereunder; (f) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (g) any defense based upon an election of remedies which destroys or otherwise impairs any or all of the subrogation rights of the Guarantor or the right of the Guarantor to proceed against any other person for reimbursement, or both; (h) any duty or obligation of a Beneficiary to perfect, protect, retain or enforce any security for the payment of amounts payable by the Guarantor hereunder or to proceed against any one or more persons as a condition to proceeding against the Guarantor; and (i) to the extent it may be waived, any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty, and any right, remedy or defense accorded by Applicable Law to sureties or guarantors.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or by electronic mail transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Investor Member:

Blackstone Holdings Finance Co. L.L.C.

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attn: John Finley

Fax: 212-583-5749

John.Finley@Blackstone.com

and

Chaim Miller

Chaim.Miller@Blackstone.com

and

Joe Rocco

Joe.Rocco@Blackstone.com

and

Treasury-Operations@Blackstone.com

To the Company:

Vivint Solar Mia Project Company, LLC

4931 N 300 W

Provo, UT 84604

Attn: Paul Dickson, VP of Financing

Facsimile: (801) 765-5705

Email: pdickson@vivintsolar.com

With copies to:

Vivint Solar, Inc.

4931 N 300 W

Provo, UT 84604

Attn: C. Dan Black, General Counsel

Facsimile: (801) 765-5746

Email: dblack@vivintsolar.com

To the Guarantor:

Vivint Solar, Inc.

4931 N 300 W

Provo, UT 84604

Attn: Paul Dickson, VP of Financing

Facsimile: (801) 765-5705

Email: pdickson@vivintsolar.com

With copies to:

Vivint Solar, Inc.

4931 N 300 W

Provo, UT 84604

Attn: C. Dan Black, General Counsel

Facsimile: (801) 765-5746

Email: dblack@vivintsolar.com

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attn: Mark L. Regante

Facsimile: (212) 822-5236

Email: mregante@milbank.com

9. Assignment. If the Membership Interest of the Investor Member is transferred and the person to whom the Membership Interest is transferred is admitted as a member to the LLCA, all in accordance with the LLCA, this Guaranty shall automatically be assigned therewith, to such person without the need of any express assignment, and, when so assigned, the Guarantor shall be bound as set forth herein to the assignee(s) without in any manner affecting the Guarantor’s liability. This Guaranty and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

10. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE HEREUNDER AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

11. Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY.

12. Entire Agreement. This Guaranty constitutes the entire agreement of the Guarantor, the Investor Member and the Company, and supersedes all prior agreements, letters of intent and understandings, both written and oral, between the Guarantor, the Investor Member and the Company with respect to the subject matter hereof.

13. Amendment. This Guaranty may not be amended, modified, revised, revoked, terminated, changed or varied in any way whatsoever, except by the express terms of a writing duly executed by the Guarantor and each Beneficiary. Any failure of the Guarantor to comply with any obligation, covenant, guaranty or condition contained herein may be waived only if set forth in an instrument in writing signed by the party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, guaranty or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

14. Waiver. Each Beneficiary’s rights and remedies under this Guaranty are intended to be distinct, separate and cumulative, and no such right or remedy therein or herein mentioned, whether exercised by such Beneficiary or not, is intended to be an exclusion or a waiver of any of the others. No delay or failure on the part of a Beneficiary in the exercise of any right or remedy against any other party against whom such Beneficiary may have any rights shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by a Beneficiary of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy.

15. Duration. The Guarantor hereby agrees that this Guaranty shall remain in full force and effect at all times hereinafter until the Guaranteed Obligations have been paid and/or performed in full subject to the limitations and expiration periods set forth herein, notwithstanding any action or undertakings by or against any Beneficiary, the Managing Member or the Guarantor in any proceeding in any United States bankruptcy court, including, without limitation, any proceeding relating to valuation of collateral, election or imposition of secured or unsecured claim status upon claims by any Beneficiary pursuant to any Chapter of the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure, as same may be applicable from time to time.

16. Miscellaneous.

(a) If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect.

(b) When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa. The word “person,” as used herein, shall include any individual, company, firm, association, limited liability company, corporation, trust or other legal entity of any kind whatsoever.

(c) All headings in this Guaranty are for convenience of reference only and are not intended to qualify the meaning of any provision of this Guaranty.

(d) The obligations of the Guarantor contained herein are undertaken solely and exclusively for the benefit of the Beneficiaries and their respective permitted successors and assigns, and no other person or entities shall have any standing to enforce such obligations or be deemed to be beneficiaries of such obligations.

(e) This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

GUARANTOR:

VIVINT SOLAR, INC., a Delaware corporation

By:	/s/ Paul Dickson
Name:	Paul Dickson
Title:	Vice President of Financing

Guaranty

Accepted and agreed:

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.,
a Delaware limited liability company

By:	/s/ Laurance A. Tosi
Name:	Laurance A. Tosi
Title:	CFO

VIVINT SOLAR PROJECT COMPANY, LLC, a Delaware limited liability company

By:	/s/ Paul Dickson
Name:	Paul Dickson
Title:	Vice President of Financing

Guaranty